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                                                                  EXHIBIT 99.1

CONTACTS:
MEDIA:
Brian E. Goerke
(412) 762-4550
corporate.communications@pnc.com

INVESTORS:
William H. Callihan
(412) 762-8257
investor.relations@pnc.com

 PNC ANNOUNCES FORMAL AGREEMENT BETWEEN OCC AND BANK SUBSIDIARY HAS BEEN LIFTED

                    Concludes Agreements With Bank Regulatory Agencies

         PITTSBURGH, Sept. 29, 2003 -- The PNC Financial Services Group, Inc. (NYSE: PNC) announced today that the Office of the Comptroller of Currency has lifted its formal written agreement with PNC Bank, N.A., the company's principal bank subsidiary. This announcement, combined with the Federal Reserve Bank of Cleveland's lifting of a similar agreement with PNC on Sept. 15, 2003, brings to a conclusion the agreements PNC entered into with bank regulatory agencies in July 2002.

         PNC has enhanced its risk management and loan administration practices and improved overall credit quality, while working in conjunction with its regulators to address the various requirements set forth in the OCC's written agreement.

         "As these two recent announcements reflect, the PNC team has accomplished a great deal since the beginning of last year," said James E. Rohr, chairman and chief executive officer of The PNC Financial Services Group. "We're now a stronger company, and we believe we're well-positioned to continue building a more powerful, customer-focused franchise."

         The PNC Financial Services Group, Inc., headquartered in Pittsburgh, is one of the nation's largest diversified financial services organizations, providing regional community banking; wholesale banking, including corporate banking, real estate finance and asset-based lending; wealth management; asset management; and global fund services.


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The PNC Financial Services Group
One PNC Plaza   249 Fifth Avenue  Pittsburgh Pennsylvania 15222-2707
www.pnc.com